PROMISSORY NOTE
                                                  March 17, 1997
$2,500,000 Maximum                                Roanoke, Virginia


     FOR VALUE RECEIVED, the undersigned, ETS INTERNATIONAL, INC., a Virginia corporation ("Maker"), promises to pay to the order of THOMAS W. MARMON, as Trustee of the THOMAS W. MARMON TRUST ("Payee"), the principal amount equal to the aggregate amount of advances made by Payee to Maker hereunder, which advances shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000), together with interest at the rate of Twenty-Five Thousand Dollars ($25,000) per month, regardless of the principal balance from time to time outstanding.

     Maker shall make monthly interest payments to Payee of $25,000 in installments commencing April 17, 1997, and on the 17th day of each month thereafter until March 17, 1999, at which time the remaining balance of principal and interest shall be paid in full; provided, however, that Payee shall have the option to call this Note in full at any time upon sixty (60) days written notice (i.e., Payee has the option to accelerate the entire principal and interest owing and demand payment in full upon sixty (60) days written notice). The Maker reserves the right to pre-pay this Note at any time upon sixty (60) days written notice to Payee.

     Late Charge. If any installment of principal or interest is not paid within ten (10) days of its due date, Maker will forthwith pay to the holder of this Note a late charge in an amount equal to five percent (5%) of the past due payment. This is in addition to the holder's other rights and remedies for default in payment of an installment of interest when due.
Maker will pay this late charge promptly, but only once on each late payment.

     Security. This Note and all obligations of Maker hereunder are secured by certain security agreements and a guaranty of even date herewith, and any and all security agreements, guaranties, mortgages, pledge agreements, assignments, and all other agreements and instruments heretofore or hereafter given by Maker or any third party to Payee ("Security Documents"), including, but not limited to, Security Documents given in connection with or referred to in any prior promissory notes given to Payee by any Maker and Security Documents that secure any present or future guaranty of all or part of the indebtedness evidenced by this Note. Payee shall have all of the rights and powers set forth in the Security Documents and in any other written agreements heretofore or hereafter given to Payee by Maker, as though they were fully set forth herein. As additional security for the payment of Maker's obligations under this Note, Maker grants to Payee a security interest in all tangible and intangible property of Maker now or hereafter in the possession of Payee.

     Default and Acceleration. Each of the following shall be an event of default under this Note: (a) if default occurs in the payment of any installment of principal or interest hereunder or of any late charge or out-of-pocket expense at any time owing to Payee under this Note or in the payment of any other indebtedness or obligation now or hereafter owing by Maker to Payee, as and when the same shall be or become due and payable and such failure shall continue unremedied for a period of ten (10) days; (b) if default occurs in the performance of any other obligation to Payee under this Note or any Security Document or any other agreement heretofore or hereafter entered into between Maker and Payee or if there occurs any other event of
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default under any Security Document or any such other agreement, and any such default shall continue unremedied for a period of ten (10) days after the sending of written notice of such default to Maker; (c) if any warranty or representation heretofore or hereafter made to Payee by Maker or any guarantor of all or part of the Indebtedness evidenced by this Note ("Guarantor"), in any Security Document or in any financial statement or other document given to Payee in connection with this Note, shall have been false in any material respect; (d) if Maker or any Guarantor, shall dissolve, become insolvent, or make an assignment for the benefit of creditors; (e) if any guaranty that now or hereafter secures payment of all or any part of the indebtedness evidenced by this Note shall be terminated or limited for any reason without the written consent or agreement of the holder of this Note;
(f) if any part of the principal or interest of, or any other payment of money due under, any indebtedness for borrowed money of the Maker, including without limitation any indebtedness to banks or other financial institutions, is not paid when due or within any grace period; (g) if any indebtedness of Maker (including without limitation any indebtedness to banks or other financial institutions) becomes or is declared to be due and payable prior to the stated maturity thereof as a result of any default or event of default occurring with respect thereto; or (h) if at any time the holder of this Note for any reason shall in good faith believe that the prospect of payment or performance of this Note or any other indebtedness or obligation of Maker to the holder is impaired. Upon the occurrence of any event of default, all or any part of the indebtedness evidenced hereby and all or any part of all other indebtedness and obligations then owing by Maker to the holder shall, at the option of the holder, become immediately due and payable without notice or demand. If a voluntary or involuntary case in bankruptcy, receivership, or insolvency shall at any time be instituted by or against Maker or any Guarantor and, in the case of an involuntary action, such action is not discharged within thirty (30) days thereafter, or if any levy, writ of attachment, garnishment, execution, or similar process shall be issued against or placed upon any property of Maker or Guarantor, then all such indebtedness shall automatically become immediately due and payable. All or any part of the indebtedness' evidenced hereby also may become, or may be declared to be, immediately due and payable under the terms and conditions contained in any Security Document.

     Place and Application of Payments. Each payment upon this Note shall be made to Payee at the following address: Thomas W. Marmon as Trustee of the Thomas W. Marmon Trust, c/o Ceres Corporation, 4390 Airwest Drive SE, Grand Rapids, Michigan 49512 or at such other place as the holder hereof may direct in writing. Any payment upon this Note shall be applied first to any expenses (including expenses of collection) then due and payable to Payee hereunder, then to any unpaid late charges, then to any accrued and unpaid interest hereunder, and then to the unpaid principal balance. If Maker at any time owes the holder of this Note any indebtedness or obligation in addition to the indebtedness evidenced by this Note, and if any indebtedness owed by Maker to the holder is then in default, Maker shall have no right to direct or designate the particular indebtedness or obligation upon which any payment made by, or collected from, Maker or from any Guarantor or other security shall be applied. Maker hereby waives any such right and agrees that the manner of application of any such payment, as between or among such indebtedness and obligations, shall be determined solely by the holder.

     Setoff.  The holder of this Note shall have the right at any time to set off any indebtedness that the holder then owes to Maker against any indebtedness evidenced by this Note that is then due and payable.
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     Remedies.  The holder of this Note shall have all rights and remedies provided by law and by agreement of Maker. Any requirement of reasonable notice with respect to any sale or other disposition of collateral shall be met if the holder sends the notice at least 5 days prior to the date of sale or other disposition. Maker agrees to pay any and all expenses, including reasonable attorney fees and legal expenses, paid or incurred by the holder in protecting and enforcing the rights of and obligations to the holder under any provision of this Note or any Security Document.

     Environmental Compliance. Maker represents and warrants to, and agrees with, Payee that: (a) none of Maker's real or personal property is, and Maker will not permit it to become, unlawfully contaminated by any substance that is now or hereafter regulated by or subject to any present or future law or regulation that establishes liability for the removal or clean-up of, or damage caused by, any environmental contamination; (b) Maker's operations, activities, and real and personal properties are, and Maker shall cause them to continue to be, in compliance with each such law and regulation in all material respects; (c) if the indebtedness evidenced by this Note is not paid at maturity, then at any time thereafter the holder of this Note may, but shall not be obligated to, conduct or obtain an environmental investigation or audit of any or all of Maker's properties, and Maker shall reimburse the holder for all costs and expenses incurred by the holder in connection with the investigation or audit, and (d) Maker shall indemnify and hold harmless the holder with respect to all claims, damages, losses, liabilities, and expenses (including reasonable attorney fees) asserted against or incurred by the holder by reason of any failure to comply with, or any inaccuracy in, any of the agreements, representations, and warranties contained in this paragraph.

     Waivers. No delay by the holder of this Note in the exercise of any right or remedy shall operate as a waiver thereof. No single or partial exercise by the holder of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other fight or remedy. No waiver by the holder of any default or of any provision hereof shall be effective unless in writing and signed by the holder. No waiver of any right or remedy on one occasion shall be a waiver of that right or remedy on any future occasion.

     Maker waives demand for payment, presentment, notice of dishonor, and protest of this Note and consents to any extension or postponement of time of its payment, to any substitution, exchange, or release of all or any part of any security given to secure this Note, to the addition of any party hereto, and to the release, discharge, waiver, modification, or suspension of any rights and remedies against any person who may be liable for the indebtedness evidenced by this Note.

     Maker agrees that the interest rate on this Note is not usurious, and Maker waives any defense or cause of action related to usury.

     Advances. Payee will advance $2,000,000 to Maker upon execution of this Note. Maker from time to time may request additional advances (up to $2,500,000 outstanding at anytime). Any such additional advances shall be made by Payee in his sole and unlimited discretion upon review of Maker's financial condition and the value of collateral securing this Note.

     General. In this Note, "maturity" means such time as the entire remaining unpaid principal balance shall be or shall become due and payable for any reason, including acceleration as provided above.
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     Applicable Law and Jurisdiction.  This Note shall be governed by and interpreted according to the laws of the Commonwealth of Virginia, without giving effect to principles of conflict of laws. Maker irrevocably agrees and consents that any action against Maker for collection or enforcement of this Note may be brought in any state or federal court that has subject matter jurisdiction and is located in, or whose district includes, Kent County, Michigan, and that any such court shall have personal jurisdiction over Maker for purposes of such action.

                              ETS INTERNATIONAL, INC.



                              By s/John D. McKenna
                                 ---------------------------------

                                 Its CEO
                                     -----------------------------

                              Address:  1401 Municipal Road, N.W.
                                        Roanoke, Virginia 24012
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